UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CINCINNATI BELL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following email was sent to certain employees of Cincinnati Bell Inc. on December 23, 2019.

Leigh Fox Communication
To Employees:
I am excited to announce that Cincinnati Bell Inc. has entered into a definitive agreement to be acquired by Brookfield Infrastructure. Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, energy and data infrastructure sectors. Its parent company is Brookfield Asset Management, one of the largest asset managers in the world.
As you know, I have often talked about growth as one of our 2020 Priorities. A key pillar in this priority is to expand aggressively in territories where we see financially sound opportunities. The proposed agreement with Brookfield will allow us to expand our operations, while significantly reducing our debt. You’ve heard me say many times that we need to go faster. This partnership will allow us to go faster.
It’s also important for you to consider this proposed agreement from Brookfield’s perspective. Brookfield focuses on investing in high-quality assets. I believe Cincinnati Bell meets Brookfield’s criteria for two key reasons:
●	First, we’ve made strategic investments that many of our peers have failed to make. As a result, we are a company that is growing.
●
Second, and just as importantly, we have world-class talent with deep and wide operational expertise. And we have a demonstrated commitment to serving customers, whether they are part of the network or the IT services business.

You have done outstanding work in building our company and today’s announcement represents clear recognition of that work. While this announcement is exciting, it is only the first step in the process, and I ask that you continue to focus on your daily responsibilities and on meeting our customers’ needs. For now, our operations will continue to function business-as-usual and there will be no impact on your day-to-day responsibilities. Until the transaction closes, which we anticipate will occur by year-end 2020, the most important thing you can do is to continue performing your roles at the highest level.
I want to take a moment and apologize to all of our colleagues in Hawaii who are getting this email overnight. I wish I were sharing this exciting news with you in person – or certainly a more reasonable time of day, but it was important for us to make this announcement prior to the opening of the public financial markets at 9:30 am ET. We are committed to providing you with updates on the progress of this transaction as appropriate, and have established a form at https://www.research.net/r/cbquestion where you can send questions. We will also be hosting town halls in the new year, and I look forward to sharing more with you about the announcement and addressing your questions. Look out for invitations for January 6 at 11 AM ET (CBTS/OnX) and 2 PM ET (E&C/HT).
I believe this opportunity will help us continue our legacy of service. And I believe in all of you.
I look forward to working with you and achieving great things together in this next chapter of our company’s history.
Happy holidays!
Leigh Fox
President and CEO
Cincinnati Bell Inc.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cincinnati Bell by Brookfield Infrastructure.  In connection with the proposed acquisition, Cincinnati Bell intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Cincinnati Bell’s proxy statement in preliminary and definitive form.  Shareholders of Cincinnati Bell are urged to read all relevant documents filed with the SEC, including Cincinnati Bell’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction.  Investors and shareholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Cincinnati Bell at www.investor.cincinnatibell.com or by directing a request to Cincinnati Bell’s Investor Relations Department at 1-800-345-6301 or investorrelations@cinbell.com.

Participants in the Solicitation

Cincinnati Bell and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Cincinnati Bell in favor of the proposed transaction.  Information about Cincinnati Bell’s directors and executive officers is set forth in Cincinnati Bell’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 22, 2019.  These documents may be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants which may, in some cases, be different than those of Cincinnati Bell’s shareholders generally, will also be included in Cincinnati Bell’s proxy statement relating to the proposed transaction, when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements in this communication contain forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements.  These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” or variations of such words and similar expressions are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned that these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that the proposed merger with Brookfield Infrastructure may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Brookfield Infrastructure by Cincinnati Bell’s shareholders; (iii) the possibility that competing offers or acquisition proposals for Cincinnati Bell will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction, including in circumstances which would require Cincinnati Bell to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transaction on Cincinnati Bell’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Cincinnati Bell’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability and (ix) (A) those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and, in particular, the risks discussed under the caption “Risk Factors” in Item 1A, and (B) those discussed in other documents Cincinnati Bell filed with the Securities and Exchange Commission.  Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no, and expressly disclaims any, obligation to revise or update any forward-looking statements for any reason, except as required by applicable law.